UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 18, 2025

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(650) 550-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* The registrant’s common stock is quoted on the OTCQX® Best Market under the symbol “VXRT.”

Item 1.02	Termination of a Material Definitive Agreement.

On December 18, 2025, Vaxart, Inc., a Delaware corporation (the “Company”), entered into a termination agreement (the “Termination Agreement”) with Britannia Pointe Grand Limited Partnership, a Delaware limited partnership (the “Landlord”), in connection with the termination of that certain lease agreement, by and between the Landlord and the Company, dated September 17, 2021 (the “Lease”) for certain premises located at 170 Harbor Way, South San Francisco, California 94080 that served as the Company’s headquarters. The Lease consists of approximately 24,606 square feet of rentable space. Pursuant to the Termination Agreement, the Company and the Landlord agreed to terminate the Lease effective as of May 15, 2026. The Lease was originally scheduled to expire on March 31, 2029.

Except for the Company’s obligation to pay to the Landlord rent and reimbursable expenses through the termination date of the Lease, neither the Company nor the Landlord shall have any remaining obligations or liability to the other party under the Lease after the termination date pursuant to the Termination Agreement. The Company is not required to pay the Landlord any termination fees or penalties in connection with the termination of the Lease.

The Lease termination is related to continued efforts by the Company to identify cost reduction opportunities. Concurrently with the termination of the Lease and the effectiveness of the Termination Agreement, the Company intends to relocate its headquarters and labs to one of the Company’s other offices located in the South San Francisco area.

The foregoing descriptions of the Termination Agreement is not complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2025.

Other than in respect to the Lease and the Termination Agreement, there is no material relationship between the Company or its affiliates and the Landlord.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2025	VAXART, INC.

/s/ Steven Lo
Steven Lo
President and Chief Executive Officer